UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2022

ARTERIS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40960	27-0117058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

595 Millich Dr. Suite 200

Campbell, CA 95008

(Address of principal executive offices, including Zip code)

Registrant’s telephone number, including area code: (408) 470-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AIP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2022, the Board of Directors (the “Board”) of Arteris, Inc. (the “Company”) upon the recommendation of the Nominating and Corporate Governance Committee (“NCG Committee”), approved an increase in the number of authorized directors on the Board from seven to eight and appointed Claudia Fan Munce to the Board to fill the vacancy resulting from the increase in the number of authorized directors, with Ms. Munce being appointed to the Board effective May 1, 2022. Ms. Munce was appointed as a Class III director and as a member of the NCG Committee. Ms. Munce’s term as director will expire at the 2024 annual meeting of stockholders or until her successor is elected and qualified or her earlier death, resignation, disqualification, retirement or removal.

Ms. Munce has served as a Venture Advisor at New Enterprise Associates, one of the world’s largest venture capital firms, since January 2016. Previously, she served as a Managing Director of IBM Venture Capital Group and Vice President of Corporate Strategy at IBM Corp. from 2004 to 2015; Director of Strategy, IBM Venture Capital Group from 2003 to 2004; and Head of Technology Transfer and Licensing, IBM Research from 1994 to 2000. Ms. Munce currently serves on the boards of Best Buy Co., Inc., a retailer of electronic goods and services and Bank of the West, a wholly-owned subsidiary of BNP Paribas, as well as several industry boards of directors. Ms. Munce is also a guest lecturer at Stanford Graduate School of Business.

Pursuant to the Company’s non-employee director compensation program, as a non-employee director, Ms. Munce will receive (i) a $55,000 annual retainer for her service on the Board and NCG Committee, prorated for the remainder of 2022, and (ii) an initial restricted stock unit (“RSU”) award covering an amount of shares of the Company’s common stock (the “Common Stock”) equal to $300,000 divided by the 30 day average stock price of the Company’s Common Stock on the date of the award grant, which will be May 1, 2022. The foregoing description is qualified in its entirety by reference to the text of the Company’s non-employee director compensation program, the form of which was filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2021.

Ms. Munce has no relationships requiring disclosure under Item 404(a) of Regulation S-K. Ms. Munce is not a party to any arrangement or understanding with any other person pursuant to which she was selected as a director.

In addition, Ms. Munce will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 18, 2021.

On April 4, 2022, Christian Claussen delivered notice of his intention to not stand for reelection to the Board at the Company’s upcoming annual meeting of shareholders, which is currently scheduled for June 14, 2022. Mr. Claussen’s decision not to stand for reelection is not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Claussen for his contributions to the Board and his involvement with the Company for several years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2022

By:	/s/ Nicholas B. Hawkins
Name:	Nicholas B. Hawkins
Title:	Vice President, Chief Financial Officer